Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Marty Filogamo Senior Vice President – Marketing Manager Farmers & Merchants Bancorp, Inc. (419) 445-3501 ext. 15435 mfilogamo@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports Record

2018 Fourth-Quarter and Full-Year Financial Results

ARCHBOLD, OHIO, February 13, 2019, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2018 fourth quarter and twelve months ended December 31, 2018.

2018 Fourth Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	63 consecutive quarters of profitability
•	Net interest income after provision for loan losses increased 6.3% to $10,081,000
•	Net income was $3,193,000 and included $742,000 of one-time merger related expenses
•	Earnings per basic and diluted share were $0.34 and included $0.07 per basic and diluted share of one-time merger related expenses
•	Return on average assets, excluding one-time merger related expenses, was 1.39%, compared to 1.25% for the same period last year
•	Return on average equity, excluding one-time merger related expenses, was 10.92%, compared to 10.29% for the same period last year

2018 Full-Year Financial Highlights Include (on a year-over-year basis unless noted):

•	Net interest income after provision for loan losses increased 10.1% to $39,533,000
•	Net income increased 17.5% to a record $14,949,000 and included $742,000 of one-time merger related expenses
•	Earnings per basic and diluted share increased 16.7% to a record $1.61 and included $0.07 per basic and diluted share of one-time merger related expenses
•	Excluding one-time merger related expenses, earnings per basic and diluted share increased 21.7%
•	Total deposits increased $9,450,000 to $928,790,000
•	Return on average assets, excluding one-time merger related expenses, was 1.40%, compared to 1.18% for the same period last year
•	Return on average equity, excluding one-time merger related expenses, was 11.34%, compared to 9.75% for the same period last year
•	Tangible book value per share increased 6.9% to $14.96

“For the fourth consecutive year, F&M has achieved record results including record assets and earnings, and we ended 2018 with strong operational and financial momentum,” stated Lars B. Eller, President and Chief Executive Officer. “This is an exciting time at the company as we focus on integrating the Limberlost Bancshares acquisition, continuing our geographic expansion, and investing in new ways to engage with and provide value for our customers.  During the fourth quarter, we incurred one-time merger related expenses of $742,000, or $0.07 per basic and diluted share.  Backing out these one-time expenses, earnings per basic and diluted share increased 10.8% during the fourth quarter and 21.7% for 2018.  We are successfully integrating the Limberlost acquisition and I am pleased to report our system conversion was completed in January 2019 with no material business or customer disruptions.  With the contribution of Limberlost, F&M now has total assets of approximately $1.5 billion, loans of approximately $1.1 billion, and deposits of approximately $1.1 billion. The combination of Limberlost and F&M creates a compelling opportunity for future growth, and we are excited by the opportunities we have in 2019 and beyond.”

Income Statement

Net income for the 2018 fourth quarter ended December 31, 2018, was $3,193,000, or $0.34 per basic and diluted share, compared to $3,436,000, or $0.37 per basic and diluted share for the same period last year. The 2018 fourth quarter included $742,000 of one-time expenses related to the Limberlost acquisition that was announced on August 20, 2018 and closed on January 1, 2019.

Net income for 2018 was $14,949,000, or $1.61 per basic and diluted share compared to $12,720,000, or $1.38 per basic and diluted share for the twelve months ended December 31, 2017.  The 17.5% improvement in net income for 2018 was primarily due to a 10.1% increase in net interest income after provision for loan losses and the benefits of the Tax Cut and Jobs Act, partially offset by a 12.1% increase in noninterest expense.  The increase in noninterest expenses was primarily due to $742,000 of one-time expenses related to the Limberlost acquisition.

Loan Portfolio and Asset Quality

Total loans at December 31, 2018, increased by $23,350,000 to $846,374,000, compared to $823,024,000 at December 31, 2017. The year-over-year improvement resulted primarily from a 2.3% increase in commercial real estate loans, a 14.1% increase in agricultural loans, an 11.1% increase in consumer loans, and a 7.1% increase in agricultural real estate.

The company’s provision for loan losses for the 2018 fourth quarter was $105,000, compared to $25,000 for the 2017 fourth quarter.  The provision for loan losses for 2018 was $324,000, compared to $222,000 in 2017.

F&M’s loan quality remains strong as the allowance for loan losses to nonperforming loans was 1,249.6% at December 31, 2018, compared to 684.8% at December 31, 2017.  Net charge-offs for the year ended December 31, 2018 were $417,000, or 0.05% of average loans, compared to $138,000 or 0.02% of average loans, at December 31, 2017.

Stockholders’ Equity and Dividends

Tangible stockholders’ equity increased to $138,885,000 as of December 31, 2018, compared to $129,667,000 at December 31, 2017.  On a per share basis, tangible stockholders’ equity at December 31, 2018 was $14.96 compared to $13.99 at December 31, 2017. The increase in tangible stockholders’ equity is the result of growth in retained earnings due to increased profitability.  At December 31, 2018, the company had a Tier 1 leverage ratio of 12.81%, compared to 12.02% at December 31, 2017.

For 2018, the company declared cash dividends of $0.56 per share, which is a 12.0% increase over 2017’s declared dividend.  For 2018, the dividend payout ratio was 34.40% compared to 36.02% for the same period last year.

Mr. Eller continued, “F&M’s success is a direct result of the value we provide customers throughout Northwest Ohio, Northeast Indiana, and Southern Michigan. These markets support compelling growth opportunities for F&M as a result of stable economic trends and our strengthening market position.  During 2019, we plan on opening a new office in southwest Fort Wayne and we have recently relocated our Decatur office to a new freestanding location.  While we are focused on growth and expansion, we continue to proactively manage risk and ended 2018 with excellent asset quality.  Nonperforming loans declined to 0.06% of total loans, compared to 0.12% last year.”

“I appreciate Paul Siebenmorgen’s support through the leadership transition and on behalf of everyone at F&M, I want to thank him for his 14 plus years of experience, dedication and service to F&M.  Since I joined the company in September 2018, I have had the privilege to engage with many of F&M’s customers, employees, and shareholders.  I am confident in the direction we are headed and believe 2019 will be a strong year for the bank,” concluded Mr. Eller.

About Farmers & Merchants Bancorp, Inc.:

Farmers & Merchants Bancorp, Inc. (“F&M”) (NASDAQ: FMAO), is the holding company for the Farmers & Merchants State Bank, a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services through its 30 offices. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay and Steuben counties.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M“) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (Unaudited)

(in thousands of dollars, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest Income
Loans, including fees	$10,955	$10,725	$10,521	$10,102	$9,828	$42,303	$37,195
Debt securities:
U.S. Treasury and government agencies	630	613	612	623	610	2,478	2,480
Municipalities	250	275	289	281	288	1,095	1,193
Dividends	56	56	53	55	52	220	187
Federal funds sold and other	112	84	62	75	90	333	193
Total interest income	12,003	11,753	11,537	11,136	10,868	46,429	41,248
Interest Expense
Deposits	1,670	1,611	1,389	1,319	1,194	5,989	4,483
Federal funds purchased and securities sold under agreement to repurchase	127	134	118	124	131	503	497
Borrowed funds	20	20	20	20	37	80	147
Total interest expense	1,817	1,765	1,527	1,463	1,362	6,572	5,127
Net Interest Income - Before Provision for Loan Losses	10,186	9,988	10,010	9,673	9,506	39,857	36,121
Provision for Loan Losses	105	47	132	40	25	324	222
Net Interest Income After Provision For Loan Losses	10,081	9,941	9,878	9,633	9,481	39,533	35,899
Noninterest Income
Customer service fees	1,612	1,392	1,465	1,466	1,478	5,935	5,609
Other service charges and fees	1,032	1,097	1,040	1,012	1,054	4,181	4,268
Net gain on sale of loans	140	184	301	132	211	757	811
Net gain (loss) on sale of available-for-sale securities	(19)	10	-	-	-	(9)	47
Total noninterest income	2,765	2,683	2,806	2,610	2,743	10,864	10,735
Noninterest Expense
Salaries and wages	3,834	3,391	3,225	3,310	3,239	13,760	12,613
Employee benefits	1,102	1,029	848	1,136	987	4,115	3,635
Net occupancy expense	451	478	441	387	268	1,757	1,489
Furniture and equipment	450	588	565	507	402	2,110	1,858
Data processing	318	364	305	331	294	1,318	1,213
Franchise taxes	244	243	228	239	226	954	902
ATM expense	368	327	333	312	320	1,340	1,173
Advertising	218	236	247	186	209	887	757
Net loss on sale of other assets owned	27	1	(1)	17	-	44	27
FDIC assessment	77	81	81	87	83	326	330
Mortgage servicing rights amortization	100	84	95	85	87	364	353
Consulting fees	461	179	178	110	98	928	377
Other general and administrative	1,167	1,125	1,093	933	992	4,318	4,004
Total noninterest expense	8,817	8,126	7,638	7,640	7,205	32,221	28,731
Income Before Income Taxes	4,029	4,498	5,046	4,603	5,019	18,176	17,903

Income Taxes	836	623	932	836	1,583	3,227	5,183
Net Income	3,193	3,875	4,114	3,767	3,436	14,949	12,720
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for-sale securities	2,374	(617)	(344)	(2,471)	(1,717)	(1,058)	267
Reclassification adjustment for (gain) loss on sale of available-for-sale securities	19	(10)	-	-	-	9	(47)
Net unrealized gain (loss) on available-for-sale securities	2,393	(627)	(344)	(2,471)	(1,717)	(1,049)	220
Tax expense (benefit)	503	(132)	(72)	(519)	(585)	(220)	74
Other comprehensive income (loss)	1,890	(495)	(272)	(1,952)	(1,132)	(829)	146
Comprehensive Income	$5,083	$3,380	$3,842	$1,815	$2,304	$14,120	$12,866
Basic and Diluted Earnings Per Share	$0.34	$0.42	$0.44	$0.41	$0.37	$1.61	$1.38
Dividends Declared	$0.15	$0.14	$0.14	$0.13	$0.13	$0.56	$0.50

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share data)

	(in thousands of dollars)
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Cash and due from banks	$37,492	$28,782	$31,838	$39,349	$33,480
Federal funds sold	873	939	726	559	987
Total cash and cash equivalents	38,365	29,721	32,564	39,908	34,467

Interest-bearing time deposits	4,019	4,019	4,019	4,019	4,018
Securities - available-for-sale	168,447	183,075	187,036	192,859	196,398
Other securities, at cost	3,679	3,717	3,717	3,717	3,679
Loans held for sale	495	1,679	913	2,769	1,221
Loans, net	839,599	831,943	824,226	827,937	816,156
Premises and equipment	22,612	22,117	21,957	21,980	21,617
Construction in progress	3	-	-	-	109
Goodwill	4,074	4,074	4,074	4,074	4,074
Mortgage servicing rights	2,385	2,373	2,356	2,313	2,299
Other real estate owned	600	717	649	651	674
Bank owned life insurance	14,884	14,799	14,692	14,604	14,523
Other assets	17,001	9,778	9,129	8,911	7,774
Total Assets	$1,116,163	$1,108,012	$1,105,332	$1,123,742	$1,107,009

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$215,422	$197,088	$200,067	$193,665	$199,114
Interest-bearing
NOW accounts	298,254	314,873	311,185	327,433	298,711
Savings	227,701	230,306	238,167	245,895	233,949
Time	187,413	186,592	181,347	186,345	187,566
Total deposits	928,790	928,859	930,766	953,338	919,340

Federal Funds Purchased and securities sold under agreements to repurchase	32,181	27,026	23,898	23,307	39,495
Federal Home Loan Bank (FHLB) advances	-	5,000	5,000	5,000	5,000
Dividend payable	1,379	1,287	1,284	1,193	1,193
Accrued expenses and other liabilities	10,526	6,493	6,808	6,027	7,844
Total liabilities	972,876	968,665	967,756	988,865	972,872

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 10,400,000 shares 12/31/18 and 12/31/17	10,823	10,589	11,842	11,690	11,546
Treasury stock - 1,114,739 shares 12/31/18, 1,134,120 shares 12/31/17	(12,409)	(12,409)	(12,186)	(12,158)	(12,160)
Retained earnings	147,887	146,072	142,330	139,483	136,577
Accumulated other comprehensive loss	(3,014)	(4,905)	(4,410)	(4,138)	(1,826)
Total stockholders' equity	143,287	139,347	137,576	134,877	134,137
Total Liabilities and Stockholders' Equity	$1,116,163	$1,108,012	$1,105,332	$1,123,742	$1,107,009

	For the Three Months Ended					For the Twelve Months Ended
Selected financial data	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Return on average assets	1.15%	1.40%	1.48%	1.35%	1.25%	1.34%	1.18%
Return on average equity	9.04%	11.19%	12.08%	11.20%	10.29%	10.86%	9.75%
Yield on earning assets	4.52%	4.52%	4.41%	4.28%	4.24%	4.46%	4.16%
Cost of interest bearing liabilities	0.92%	0.92%	0.79%	0.75%	0.71%	0.86%	0.68%
Net interest spread	3.60%	3.60%	3.62%	3.53%	3.53%	3.60%	3.48%
Net interest margin	3.85%	3.85%	3.83%	3.72%	3.72%	3.83%	3.65%
Efficiency	67.59%	63.86%	60.89%	61.88%	58.15%	63.19%	60.62%
Dividend payout ratio	43.16%	33.21%	31.21%	31.67%	34.72%	25.18%	36.02%
Tangible book value per share (1)	$14.96	$14.53	$14.36	$14.06	$13.99
Tier 1 capital to average assets	12.81%	12.63%	12.38%	12.11%	12.02%

Loans	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
(Dollar amounts in thousands)
Commercial real estate	$419,784	$417,217	$411,509	$415,296	$410,520
Agricultural real estate	68,609	68,548	69,701	67,596	64,073
Consumer real estate	80,766	83,134	82,853	84,501	83,620
Commercial and industrial	121,793	119,536	116,351	123,439	126,275
Agricultural	108,495	103,624	104,830	99,836	95,111
Consumer	41,953	41,444	40,513	38,569	37,757
Industrial development bonds	5,889	6,005	6,071	6,350	6,415
Less: Net deferred loan fees and costs	(915)	(810)	(813)	(850)	(747)
Total loans, net	$846,374	$838,698	$831,015	$834,737	$823,024

Asset quality data	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
(Dollar amounts in thousands)
Nonaccrual loans	$542	$483	$903	$900	$1,003
Troubled debt restructuring	$178	$205	$218	$527	$683
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$542	$483	$903	$900	$1,003
Other real estate owned	$600	$717	$649	$651	$674
Non-performing assets	$1,142	$1,200	$1,552	$1,551	$1,677

(Dollar amounts in thousands)
Allowance for loan and lease losses	$6,755	$6,755	$7,104	$6,800	$6,868
Allowance for loan and lease losses/total loans	0.80%	0.81%	0.85%	0.81%	0.83%
Net charge-offs:
Quarter-to-date	$84	$81	$143	$108	$27
Year-to-date	$417	$332	$251	$108	$138
Net charge-offs to average loans
Quarter-to-date	0.01%	0.01%	0.02%	0.01%	0.00%
Year-to-date	0.05%	0.04%	0.03%	0.01%	0.02%
Non-performing loans/total loans	0.06%	0.06%	0.11%	0.11%	0.12%
Allowance for loan and lease losses/nonperforming loans	1249.57%	1399.58%	751.49%	755.19%	684.83%

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible)